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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES


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Pricing Supplement No. 34                                  Trade Date: 09/03/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 09/06/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is September 4, 2002




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
        CUSIP
         or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEG5             $7,637,000.00               5.25%                 09/15/17                 100%



    Interest Payment
       Frequency                                       Subject to          Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption         (including the redemption price)
    ----------------        -----------------          ----------         --------------------------------
        03/15/03                   Yes                    Yes                       100% 09/15/03
     semi-annually                                                             semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $7,503,352.50             $133,647.50               $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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